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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): October 9, 2001

                            THE J.M. SMUCKER COMPANY
                            ------------------------
               (Exact name of registrant as specified in charter)


             Ohio                       1-5111              36-0538550
  ----------------------------    ---------------------    -------------
  (State or Other Jurisdiction    (Commission File No.)    (IRS Employer
   of Incorporation)                                       Identification No.)


            Strawberry Lane, Orrville, Ohio              44667
            ----------------------------------------   ----------
            (Address of Principal Executive Offices)   (Zip Code)


       Registrant's telephone number, including area code: (330) 682-3000
                                                            --------------




                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

         On October 9, 2001, The J.M. Smucker Company (the "Company"), The Procter & Gamble Company ("P&G") and The Procter & Gamble Ohio Brands Company, a wholly owned subsidiary of P&G ("Newco"), entered into a merger agreement (the "Merger Agreement"). Pursuant to the Merger Agreement, P&G will distribute the shares of Newco to P&G shareholders on a pro rata basis. Simultaneously, Newco will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"). In connection with the Merger, the shareholders of the Company and P&G will receive common shares of the Company as set forth in the Merger Agreement.

         As a condition to the Merger, P&G, The Procter & Gamble Manufacturing Company (together with P&G, the "Contributors"), Newco and the Company will enter into a contribution agreement (the "Contribution Agreement"), whereby the Contributors will contribute and transfer to Newco the Jif peanut butter and Crisco shortening and oils businesses presently conducted by the Contributors.

         In connection with the merger, P&G has entered into a shareholders agreement (the "Shareholders Agreement") with certain Smucker shareholders (the "Shareholders"), which Shareholders Agreement provides, among other things, that the Shareholders will vote: (i) in favor of the issuance of Company common shares pursuant to the Merger and the adoption of the Merger Agreement; (ii) against the approval of any action, agreement, or proposal that would result in a breach of any representation, warranty, covenant, or obligation of the Company in the Merger Agreement or that would delay or hinder the consummation of the Merger or that would preclude fulfillment of a condition precedent under the Merger Agreement to the Company's, P&G's, or Newco's obligation to consummate the Merger; and (iii) against any action, agreement, or proposal made in opposition to or in competition with the issuance of Company common shares pursuant to the Merger and the consummation of the Merger, including, any competing transaction or superior proposal. The Shareholders that are a party to the Shareholders Agreement hold between 33% to 46% of the voting power of the Company.

         The foregoing descriptions of the Contribution Agreement, the Merger Agreement, and the Shareholders Agreement are not complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as exhibits to this Form 8-K and are incorporated herein by reference. The joint press release issued by the Company and P&G in connection with the execution of the Merger Agreement has been filed previously with the Securities and Exchange Commission (the "SEC") and is incorporated herein by reference.

         Free copies of documents filed with the SEC may be obtained at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by the Company may also be obtained free of charge by requesting them in writing from The J.M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667,
Attention: Investor Relations, or by telephone at (330) 682-3000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

         2.1 Agreement and Plan of Merger, dated October 9, 2001, by and among The Procter & Gamble Company, The Procter & Gamble Ohio Brands Company and The J.M. Smucker Company.

         2.2 Form of Contribution Agreement by and among The Procter & Gamble Company, The Procter & Gamble Manufacturing Company, The Procter & Gamble Ohio Brands Company and The J.M. Smucker Company.

         99.1 JMS Shareholder Voting Agreement and Irrevocable Proxy, dated October 9, 2001, between The Procter & Gamble Company and the Shareholders listed on SCHEDULE A thereto.

         99.2 Joint press release, dated October 10, 2001 (filed on Form 425 on October 10, 2001 and incorporated herein by reference).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     THE J.M. SMUCKER COMPANY


                     By:     /s/ Steven J. Ellcessor
                         ------------------------------------------------------
                         Name:   Steven J. Ellcessor
                         Title:  Vice President - Finance and Administration,
                                 Secretary and General Counsel


Dated:  October 11, 2001


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                                  EXHIBIT INDEX



         Exhibit No.                  Description
         -----------                  -----------


         2.1 Agreement and Plan of Merger, dated October 9, 2001, by and among The Procter & Gamble Company, The Procter & Gamble Ohio Brands Company and The J.M. Smucker Company.

         2.2 Form of Contribution Agreement by and among The Procter & Gamble Company, The Procter & Gamble Manufacturing Company, The Procter & Gamble Ohio Brands Company and The J.M. Smucker Company.

         99.1 JMS Shareholder Voting Agreement and Irrevocable Proxy, dated October 9, 2001, between The Procter & Gamble Company and the Shareholders listed on SCHEDULE A thereto.

         99.2 Joint press release, dated October 10, 2001 (filed on Form 425 on October 10, 2001 and incorporated herein by reference).